Exhibit 1

Oi S.A. CNPJ/MF nº 76.535.764/0001-43 NIRE 33.300.29520-8 Publicly-Held Company	Telemar Participações S.A. CNPJ/MF nº 02.107.946/0001-87 NIRE 3.33.0016601-7 Publicly-Held Company

MATERIAL FACT

Corporate Restructuring

Preliminary Measures for the Listing of Shares on the Novo Mercado

Oi S.A. (“Oi” or the “Company”—Bovespa: OIBR3, OIBR4; NYSE: OIBR and OIBR.C) Telemar Participações S.A. (“TmarPart”), pursuant to art. 157, paragraph 4, of Law No. 6,404/76 and Instruction No. 358/02 of the Brazilian Securities and Exchange Commission (Comissão de Valores Mobiliários – CVM), and in response to disclosures in media outlets about the contents of proposals presented by the management of Oi to TmarPart and its shareholders that are currently being evaluated, informs its shareholders and the market in general about the following.

As previously stated, Oi and TmarPart had proposed a transaction (the “Transaction”) that included a merger of the shares of Oi and TmarPart, and a merger of TmarPart with Portugal Telecom SGPS S.A. (“PT SGPS”). One of the objectives of the Transaction was to effectively transfer the outstanding Oi shares, and subsequently the shares of PT SGPS, to the Novo Mercado segment of the BM&F Bovespa S.A. – Bolsa de Valores, Mercadorias e Futuros (“BM&F Bovespa”), and for the resulting company to adopt the corporate governance practices prescribed for the Novo Mercado. With this objective in mind, it was expected that as part of the business combination, TmarPart, an existing company registered as a publicly held company with the CVM, would engage in an incorporação de ações (“Merger of Shares”) in which all of the Oi shares not owned by TmarPart would be exchanged for TmarPart shares and Oi would become a wholly-owned subsidiary of TmarPart, and that as a result of the business combination as a whole TmarPart would have a diverse shareholder base, without a single controlling shareholder, which would include the shareholders of Oi and PT SGPS.

Given that a large number of shareholders of Oi live in the United States of America and that American Depositary Shares (“ADSs”) representing Oi shares are listed on the New York Stock Exchange, under the U.S. Securities Act of 1933, TmarPart is required to register the shares that it will issue in the Merger of Shares with the U.S. Securities and Exchange Commission (the “SEC”) and the general shareholders’ meeting of Oi to consider the approval of the Merger of Shares cannot be held prior to the declaration by the SEC that the registration statement is effective.

The rules of the SEC require the registration statement to contain separate audited financial statements of the business contributed by PT SGPS to Oi on May 5, 2014 and that the auditor of those financial statements consent to the inclusion of its audit report on those financial statements. TmarPart and Oi have had many conversations with PT SGPS’ former auditors, who have informed TmarPart and Oi that at this time they do not intend to consent to the inclusion of their audit report on the financial statements of the acquired business in the registration statement.

As of the date of this Material Fact, therefore, it is not possible for TmarPart to fulfill all the requirements for the registration statement necessary to register its shares with the SEC, and to pursue the Merger of Shares.

TmarPart and Oi have reviewed alternative transaction structures that would permit the objectives of the business combination to be achieved without the consent of the former auditor of PT SGPS consenting to the inclusion of its audit report in a registration statement filed with the SEC, all of which have turned out to be impractical.

Notwithstanding the impracticability of completing the Merger of Shares, which is impeding the migration of Oi’s shareholder base to the Novo Mercado, the managements of TmarPart and Oi remain committed to meeting the goals of effectively transferring the listing of Oi’s shares to the Novo Mercado, adopting the corporate governance practices prescribed for the Novo Mercado, and having a diverse shareholder base, without a single controlling shareholder, which would include the shareholders of Oi and PT SGPS.

Oi’s management has evaluated and suggested to TmarPart and its shareholders certain temporary share structures to be adopted prior to the listing of shares on the Novo Mercado which would allow, among other things, (i) providing the shareholders of Oi various rights to which the shareholders would be entitled if their shares were listed on the Novo Mercado prior to the actual transfer of the listing to the Novo Mercado; (ii) adopting higher standards of corporate governance, including electing the slate of directors for TmarPart as the board of directors of Oi; (iii) the diversification of the shareholder base of Oi, which would no longer have a controlling shareholder; (iv) terminating the current shareholders’ agreements applicable to both TmarPart and Oi; and (v) merging the controlling companies of Oi and TmarPart in a manner which will simplify the capital structure of Oi and allow it to benefit of the resulting financial synergies.

As disclosed in various media outlets, one of the proposed temporary share structures recommended by Oi’s management is the conversion of Oi’s preferred shares into ordinary shares (either mandatorily or at the option of the holders of preferred shares), respecting the exchange ratio of 0.9211 common shares for each preferred share of Oi.

Nonetheless, it is impossible to guarantee that this structure will be accepted by TmarPart and its shareholders, nor when it will be approved or submitted to Oi’s shareholders.

Additionally, in the event that any of the temporary share structures under consideration are approved by the relevant corporate bodies, the implementation of such share structures will be subject to applicable regulatory and corporate approvals.

Oi and TmarPart will keep their shareholders and the market in general informed of any relevant subsequent events related to the topics discussed in this Material Fact.

Rio de Janeiro, March 26, 2015.

Oi S.A.

Bayard De Paoli Gontijo

Chief Executive Officer, Chief Financial Officer and Investor Relations Officer

Telemar Participações S.A.

Fernando Magalhães Portella

Chief Executive Officer and Investor Relations Officer

Special Note Regarding Forward-Looking Statements:

This communication contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Brazilian applicable regulation. Statements that are not historical facts, including statements regarding the beliefs and expectations of Oi, business strategies, future synergies and cost savings, future costs and future liquidity are forward-looking statements. The words “will,” “may,” “should,” “could,” “anticipates,” “intends,” “believes,” “estimates,” “expects,” “forecasts”, “plans,” “targets,” “goal” and similar expressions, as they relate to Oi or its management, are intended to identify forward-looking statements. There is no guarantee that the expected events, tendencies or expected results will actually occur. Such statements reflect the current views of Oi’s management and are subject to a number of risks and uncertainties. These statements are based on many assumptions and factors, including general economic and market conditions, industry conditions, corporate approvals, operational factors and other factors. Any changes in such assumptions or factors could cause actual results to differ materially from current expectations. All forward-looking statements attributable to Oi or its affiliates, or persons acting on their behalf, are expressly qualified in their entirety by the cautionary statements set forth in this paragraph. Undue reliance should not be placed on such statements. Forward-looking statements speak only as of the date they are made. Except as required under the Brazilian and U.S. federal securities laws and the rules and regulations of the CVM, the SEC or of regulatory authorities in other applicable jurisdictions, Oi and its affiliates do not have any intention or obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements. You are advised, however, to consult any further disclosures Oi makes on related subjects in reports and communications that Oi files with the SEC.